Exhibit 99.1

For additional information contact

Brian K. Williams

Executive Vice President

(931) 380-8324

FIRST FARMERS AND MERCHANTS CORPORATION ANNOUNCES PROPOSED GOING-PRIVATE TRANSACTION

COLUMBIA, Tenn. (November 20, 2015) – First Farmers and Merchants Corporation ("First Farmers" or the "Company"), the holding company for First Farmers and Merchants Bank, announced the Company's Board of Directors has approved a corporate reorganization plan (the "Plan") providing for the termination of the Company's reporting obligations under the Securities Exchange Act of 1934 (the "Exchange Act").  Under the Plan, holders of fewer than 400 shares of Company common stock will receive cash in exchange for their shares in an amount to be determined by the Board of Directors based on a valuation by an independent third party.  This valuation will be contained in a definitive proxy statement to be sent to shareholders.  The Plan, if approved by shareholders at the Company's 2016 annual shareholder meeting, will reduce the number of record holders of the Company's common stock below 1,200, which will enable the Company to notify the Securities and Exchange Commission (the "SEC") that it is entitled to suspend filing annual, quarterly and current reports, proxy statements and other reports under the Exchange Act.  The Company estimates the removal of these reporting obligations will result in significant savings in legal, accounting and administrative expenses.

Commenting on the announcement, T. Randy Stevens, Chairman and Chief Executive Officer of First Farmers, said "As we examined the relative advantages and disadvantages of our public status, it became apparent that the compliance and reporting costs outweighed the potential benefits of SEC registration." Stevens added "We believe the Company will function more efficiently and economically as a non-SEC reporting company."

The Plan is subject to various conditions, including approval by the Company's shareholders following the distribution of a definitive proxy statement describing the terms and effects of the Plan. The Company expects to complete the transaction during the second quarter of 2016.

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About First Farmers and Merchants Corporation and First Farmers and Merchants Bank

First Farmers and Merchants Corporation is the holding company for First Farmers and Merchants Bank, a community bank serving the Middle Tennessee area through 19 banking locations in eight Middle Tennessee counties.  As of September 30, 2015, First Farmers reported total assets of approximately $1.2 billion, total shareholders' equity of approximately $120 million, and administers trust assets of $4.1 billion.  For more information about First Farmers, visit First Farmers and Merchants Bank on the Web at www.myfirstfarmers.com under the "Our Story" and "Investor Relations" tab.

Important Legal Information

The Company will file a preliminary proxy statement regarding the Plan described above with the SEC and will file a definitive proxy statement upon completion of SEC review. Before making any voting decisions, investors and shareholders are urged to read the proxy statement carefully in its entirety when it becomes available, as it will contain important information about the Plan. A definitive proxy statement will be sent to the shareholders of the Company seeking their approval of the Plan. Investors and shareholders may obtain a free copy of the definitive proxy statement and other documents filed with, or furnished to, the SEC by the Company at the SEC's website at http://www.sec.gov. Copies of the definitive proxy statement and other documents filed with the SEC may also be obtained for free from the Company by directing a written request to First Farmers and Merchants Corporation, 816 South Garden Street, Columbia, Tennessee  38401 Attn: Robert E. Krimmel, Chief Financial Officer.

First Farmers, its directors, executive officers and certain members of management and employees may be soliciting proxies from shareholders in favor of approval of the Plan. Information regarding such officers and directors is included in the Company's Annual Report on Form 10-K for the year ended December 31, 2014 as filed with the SEC.

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Cautionary Note Regarding Forward Looking Statements

Except for historical information contained herein, the matters included in this news release and other information in First Farmers' filings with the SEC may contain certain "forward-looking statements," within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act.  These statements can be identified by the fact that they do not relate strictly to historical or current facts and often use words or phrases such as "opportunities," "prospects," "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," "intends" or similar expressions.  The forward-looking statements contained herein represent the current expectations, plans or forecasts of First Farmers’ future results and revenues.  First Farmers intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of these safe harbor provisions.  These statements are not guarantees of future results or performance and involve certain risks, uncertainties and assumptions that are difficult to predict and are often beyond First Farmers’ control.  Actual outcomes and results may differ materially from those expressed in, or implied by, any of these forward-looking statements.  Investors should not place undue reliance on any forward-looking statement and should consider the uncertainties and risks, discussed under Item 1A. "Risk Factors" of First Farmers’ Annual Report on Form 10-K for the year ending December 31, 2014, and in any of First Farmers subsequent filings with the SEC.  Further information concerning First Farmers and its business, including additional factors that could materially affect First Farmers' financial results, is included in its other filings with the SEC.

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